UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 2, 2012 (March 30, 2012)

Date of Report (date of earliest event reported)

Overstock.com, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6350 South 3000 East

Salt Lake City, Utah 84121

(Address of principal executive offices)

(801) 947-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On March 30, 2012, Overstock.com, Inc. (the “Company”) received a letter dated March 27, 2012 from the Regional director of the Salt Lake Regional Office of the United States Securities and Exchange Commission stating that the investigation has been completed as to the Company and that the Salt Lake Regional Office of the SEC does not intend to recommend any enforcement action by the Commission.  A copy of the press release issued by the Company announcing its receipt of the letter is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d)        Exhibits.

The following exhibit is furnished with this report:

99.1 Press release issued April 2, 2012.

This Form 8-K includes statements that are “forward-looking statements,” including statements regarding the intentions described above and any other statement other than statements of historical fact.  There are risks that the Company faces that could cause actual results to be materially different from those that may be contemplated by forward-looking statements. There also may be additional risks that the Company does not presently know or that it currently believes are immaterial which could also impair its business and results of operations. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 as filed with the SEC on March 2, 2012, and any subsequent filings with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ Stephen J. Chesnut

Senior Vice President, Finance and Risk Management
Date:	April 2, 2012